Exhibit g(3) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

CUSTODIAN CONTRACT

Between

FEDERATED INVESTMENT COMPANIES

and

STATE STREET BANK AND TRUST COMPANY

and

FEDERATED SERVICES COMPANY

TABLE OF CONTENTS

Page

1.	Employment of Custodian and Property to be Held by It		1
2.	Duties of the Custodian With Respect to Property of the Funds Held by the Custodian		2
	2.1	Holding Securities	2
	2.2	Delivery of Securities	2
	2.3	Registration of Securities	6
	2.4	Bank Accounts	6
	2.5	Payments for Shares	7
	2.6	Availability of Federal Funds	7
	2.7	Collection of Income	7
	2.8	Payment of Fund Moneys	8
	2.9	Liability for Payment in Advance of
		Receipt of Securities Purchased	9
	2.10	Payments for Repurchases or Redemptions
		of Shares of a Fund	9
	2.11	Appointment of Agents	10
	2.12	Deposit of Fund Assets in Securities System	10
	2.13	Segregated Account	12
	2.14	Joint Repurchase Agreements	13
	2.15	Ownership Certificates for Tax Purposes	13
	2.16	Proxies	13
	2.17	Communications Relating to Fund Portfolio Securities	13
	2.18	Proper Instructions	14
	2.19	Actions Permitted Without Express Authority	14
	2.20	Evidence of Authority	15
	2.21	Notice to Trust by Custodian Regarding Cash Movement	15
3.	Duties of Custodian With Respect to the Books of Account and Calculation of Net Asset Value and Net Income		15
4.	Records		16
5.	Opinion of Funds’ Independent Public Accountants/Auditors		16
6.	Reports to Trust by Independent Public Accountants/Auditors		17
7.	Compensation of Custodian		17
8.	Responsibility of Custodian		17
9.	Effective Period, Termination and Amendment		19
10.	Successor Custodian		20
11.	Interpretive and Additional Provisions		21
12.	Massachusetts Law to Apply		21
13.	Notices		22
14.	Counterparts		22
15.	Limitations of Liability		22

CUSTODIAN CONTRACT

This Contract between those INVESTMENT COMPANIES listed on Exhibit 1, as it may be amended from time to time, (the “Trust”), which may be Massachusetts business trusts or Maryland corporation or have such other form of organization as may be indicated, on behalf of the portfolios (hereinafter collectively called the “Funds”) and individually referred to as a “Fund”) of the Trust, having its principal place of business at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the “Custodian”, and FEDERATED SERVICES COMPANY, a Delaware business trust company, having its principal place of business at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, hereinafter called (“Company”).

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.     Employment of Custodian and Property to be Held by It

The Trust hereby employs the Custodian as the custodian of the assets of each of the Funds of the Trust. Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Trust will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares (“Shares”) of beneficial interest/capital stock of the Funds as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Section 2.18), the Custodian shall from time to time employ one or more sub-custodians upon the terms specified in the Proper Instructions, provided that the Custodian shall have no more or less responsibility or liability to the Trust or any of the Funds on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.	Duties of the Custodian with Respect to Property of the Funds Held by the Custodian

2.1	Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as “Securities System”, or securities which are subject to a joint repurchase agreement with affiliated funds pursuant to Section 2.14. The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Contract in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section 2.11 hereof, and with respect to securities held by any sub-custodian appointed pursuant to Section 1 hereof, the Custodian may rely upon certificates from such agent as to the holdings of such agent and from such sub-custodian as to the holdings of such sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Contract. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

2.2	Delivery of Securities. The Custodian shall release and deliver any securities owned by a Fund held by the Custodian or in a Securities system account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1)	Upon sale of such securities for the account of a Fund and receipt of payment therefor;

(2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

(3)	In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

(4)	To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section 2.17 hereof;

(5)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(6)	To the issuer thereof or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

(7)	Upon the sale of such securities for the account of the Fund, to the broker or clearing agent, against a receipt, for examination in accordance with “street delivery custom”; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract;

(8)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(9)	In the case of warrants, rights or similar securities, the surrender thereof in the existence of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any case, the new securities and cash, if any, are to be delivered to the Custodian;

(10)	For delivery in connection with any loans of portfolio securities of a Fund, but only against receipt of adequate collateral in the form of (a) cash, in an amount specified by the Trust, (b) certificated securities of a description specified by the Trust, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, or (c) securities of a description specified by the Trust, transferred through a Securities System in accordance with Section 2.12 hereof;

(11)	For delivery as security in connection with any borrowings requiring a pledge of assets by a Fund, but only against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;

(12)	For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;

(13)	For deliver in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transaction for a Fund;

(14)	Upon receipt of instructions from the transfer agent (“Transfer Agent”) for a Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

See Amd. Dated 2/3/06 for new Section (15)

~~(15)~~	~~For any other proper corporate purpose,~~ but only ~~upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made~~. See Amd. Dated 2/3/06 for new Section (16)

2.3	Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of a particular Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies affiliated with the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in “street name” or other good delivery form.

2.4	Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund, other than cash maintained in a joint repurchase account with other affiliated funds pursuant to Section 2.14 of this Contract or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended, (the “1940 Act”). Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees/Directors (“Board”) of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this Section to the balance shown on the daily cash report for that day rendered to the Trust.

2.5	Payments for Shares. The Custodian shall make such arrangements with the Transfer Agent of each Fund, as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund’s account such payment as are received from the Transfer Agent. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the respective Fund.

2.6	Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Fund which are deposited into the Funds’ accounts.

2.7	Collection of Income.

(1)	The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

(2)	The Custodian shall promptly notify the Trust whenever income due on securities is not collected in due course and will provide the Trust with monthly reports of the status of past due income unless the parties otherwise agree.

2.8	Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:

(1)	Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreement entered into between the Trust and any other party, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

(2)	In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;

(3)	For the redemption or repurchase of Shares of a Fund issued by the Trust as set forth in Section 2.10 hereof;

(4)	For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(5)	For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Trust;

(6)	For payment of the amount of dividends received in respect of securities sold short;

See Amd. Dated 2/3/06 for new Section (7)

(~~7) For any other proper purpose,~~ but only ~~upon receipt of, in addition to Proper Instruction, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.~~ See Amd. Dated 2/3/06 for new Section (8)

2.9	Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.10	Payments for Repurchases or Redemptions of Shares of a Fund. From such funds as may be available for the purpose of repurchasing or redeeming Shares of a Fund, but subject to the limitations of the Declaration of Trust/Articles of Incorporation and any applicable votes of the Board of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

2.11	Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act and any applicable state law or regulation, to act as a custodian as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12	Deposit of Fund Assets in Securities System. The Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission (“SEC”) under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “Securities System” in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(1)	The Custodian may keep securities of each Fund in a Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(2)	The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund;

(3)	The Custodian shall pay for securities purchased for the account of each Fund (i) receipt if advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of a Fund;

(4)	The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

(5)	The Custodian shall have received the initial certificate, required by Section 9 hereof;

(6)	Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage;

(7)	The authorization contained in this Section 2.12 shall not relieve the Custodian from using reasonable care and diligence in making use of any Securities System.

2.13	Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund; (ii) for purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Trust or a Fund with the procedures required by any release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14	Joint Repurchase Agreements. Upon the receipt of Proper Instructions, the Custodian shall deposit and/or maintain any assets of a Fund and any affiliated funds which are subject to joint repurchase transaction in an account established solely for such transactions for the Fund and its affiliated funds. For purposes of this Section 2.14, “affiliated funds” shall include all investment companies and their portfolios for which subsidiaries or affiliates of Federated Investors serve as investment advisers, distributors or administrators in accordance with applicable exemptive orders from the SEC. The requirements of segregation set forth in Section 2.1 shall be deemed to be waived with respect to such assets.

2.15	Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.

2.16	Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

2.17	Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required.

2.18	Proper Instructions. Proper Instructions as used throughout this Section 2 means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Custodian reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Trust promptly causes such oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of the Trust accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund’s assets.

2.19	Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Trust:

(1)	make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust in such form that it may be allocated to the affected Fund;

(2)	surrender securities in temporary form for securities in definitive form;

(3)	endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

(4)	in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Trust.

2.20	Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Board of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination of or any action by the Board pursuant to the Declaration of Trust/Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

2.21	Notice to Trust by Custodian Regarding Cash Movement. The Custodian will provide timely notification to the Trust of any receipt of cash, income or payments to the Trust and the release of cash or payment by the Trust.

See Amendment dated 5/15/01 for new Articles 3 and 4.

5.	Duties of Custodian With Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of the Trust to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding Shares of each Fund or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of a Fund as described in the Fund’s currently effective prospectus and Statement of Additional Information (“Prospectus”) and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of a Fund shall be made at the time or times described from time to time in the Fund’s currently effective Prospectus.

6. Records.

The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust and the Funds under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-2 thereunder, and specifically including identified cost records used for tax purposes. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. In the event of termination of this Contract, the Custodian will deliver all such records to the Trust, to a successor Custodian, or to such other person as the Trust may direct. The Custodian shall supply daily to the Trust a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

7. Opinion of Funds’ Independent Public Accountants/Auditors

The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from each Fund’s independent public accountants/auditors with respect to its activities hereunder in connection with the preparation of the Fund’s registration statement, periodic reports, or any other reports tot he SEC and with respect to any other requirements of such Commission.

8. Reports to Trust by Independent Public Accountants/Auditors

The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants/auditors for each Fund on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Fund under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, of there are no such inadequacies, the reports shall so state.

9 Compensation of Custodian.

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between Company and the Custodian.

10. Responsibility of Custodian.

The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Contract; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above stated standard of reasonable care was not part of this Contract. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Subject to the limitations set forth in Section 15 hereof, the Custodian shall be kept indemnified by the Trust but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Contract in accordance with the above standards.

In order that the indemnification provisions contained in this Section 8 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust’s prior written consent.

Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Trust, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

Subject to the limitations set forth in Sections 15 hereof, the Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee’s own failure to act in accordance with the standard of reasonable care or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract. To secure any authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for the Fund by the Custodian, in an amount not to exceed 10 percent of the Fund’s gross assets, the specific securities to be designated in writing from time to time by the Trust or the Fund’s investment adviser. Should the Trust fail to make such designation, or should it instruct the Custodian to make advances exceeding the percentage amount set forth above and should the Custodian do so, the Trust hereby agrees that the Custodian shall have a security interest in all securities or other property purchased for a Fund with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Trust instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Trust fail to cause a Fund to repay promptly any authorized charges or advances of cash or securities, subject to the provision of the second paragraph of this Section 8 regarding indemnification, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

Section 10A. Loan Servicing Provisions – see Amendment dated 7/3/07

11. Effective Period, Termination and Amendment~~.~~

~~This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mail, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing;~~ provided~~, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Trust has approved the initial use of a particular Securities System as required in each case by Rule 17f-4 under the 1940 Act;~~ provided further~~, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust/Articles of Incorporation, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the appropriate banking regulatory agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.~~

~~Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements~~. See Fourth Amendment, dated 3/1/11.

12. Successor Custodian.

If a successor custodian shall be appointed by the Board of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for each Fund and shall transfer to separate accounts of the successor custodian all of each Fund’s securities held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, (delete “doing business … Massachusetts” unless SSBT is the Custodian) doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract for each Fund and to transfer to separate accounts of such successor custodian all of each Fund’s securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

13. Interpretive and Additional Provisions.

In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust/Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

See Amendment dated 5/15/01 for New Section 13A

14. Massachusetts Law to Apply.

This Contract shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

15. Notices.

Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Trust at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Custodian at address for SSBT only: 225 Franklin Street, Boston, Massachusetts, 02110, or to such other address as the Trust or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

16. Counterparts.

This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed and original.

17. Limitations of Liability.

The Custodian is expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust of those Trusts which are business trusts and agrees that the obligations and liabilities assumed by the Trust and any Fund pursuant to this Contract, including, without limitation, any obligation or liability to indemnify the Custodian pursuant to Section 8 hereof, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other fund or its shareholders or from the Trustees, Officers, employees or agents of the Trust, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian against the Trust, for whatever reasons, involving more than one Fund, the Trust shall have the exclusive right to determine the appropriate allocations of liability for any such claim between or among the Funds.

Section 18 – Regulation GG – See Fourth Amendment, dated 3/1/11

Section 19 – Data Privacy – See Fourth Amendment, dated 3/1/11

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed effective as of the 1st day of December, 1993.

ATTEST:	INVESTMENT COMPANIES

By: /s/ John F. Donahue
/s/ John W. McGonigle	John F. Donahue
John W. McGonigle	Chairman
Secretary
STATE STREET BANK AND TRUST
COMPANY
ATTEST:
By: /s/ Frank Sidoti
Frank Sidoti, Jr.
/s/ Ed McKenzie	Vice President
Ed McKenzie
Assistant Secretary
FEDERATED SERVICES COMPANY
ATTEST:
By: /s/ James J. Dolan
James J. Dolan
/s/ Jeannette Fisher-Garber	President
Jeannette Fisher-Garber
Secretary

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of May 15, 2001 by and between Federated Investment Companies listed on Exhibit 1 thereto (the “Funds”), Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Funds, the Company and the Custodian entered into a Custodian Contract dated as of December 1, 1993 (the “Contract”);

WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Funds have made such separate series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio”, and, collectively, the “Portfolios”);

WHEREAS, the Funds, the Company and the Custodian desire to amend certain provisions of the Contract to reflect, revisions to Rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Funds and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.	Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II.	New Articles 3, 4 and 13A of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3. Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. The Custodian as Foreign Custody Manager.

3.2.1 Delegation to the Custodian as Foreign Custody Manager. Each Fund, by resolution adopted by its respective Board of Directors (the “Board”), hereby delegates to the Custodian, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the applicable Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Funds shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Funds. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the applicable Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3 Scope of Delegated Responsibilities:

(a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Funds that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Funds represent to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 Eligible Securities Depositories.

3.3.1 Analysis and Monitoring. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify each Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

3.4 Limitation of Liability. Each Fund represents and warrants and the Custodian acknowledges that: (a) the Fund is a “series company” as defined in Rule 18f-2(a) promulgated under the 1940 Act and each Portfolio is a portfolio of assets specifically allocated to a series of shares of the applicable Fund as contemplated by such Rule; (b) all persons extending credit to, contracting with or having any claim against any Portfolio (including any claims arising hereunder) shall look only to the assets specifically allocated to such portfolio for payment under such credit, contract or claim and not to any assets specifically allocated to another series of shares of the applicable Fund or to any other assets of the applicable Fund; and (c) neither the shareholders nor directors of the applicable Fund nor any of such Fund’s officers, employees or agents, whether past present or future shall be liable for such credit, contract or claim.

4.	Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. Transactions in Foreign Custody Account.

4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;
(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to each Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Article shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Funds written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Funds written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the election of the Funds, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Funds, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Funds to notify the Custodian of the obligations imposed on the Funds with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use commercially reasonable efforts to assist the Funds with respect to any claim for exemption or refund under the tax law of countries for which each Fund has provided such information.

4.12. Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Funds for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

13A. Deposit of Fund Assets with the Underlying Transfer Agent.

Uncertificated shares (the “Underlying Shares”) of registered “investment companies” as defined in Section 3(a)(1) of the 1940 Act, whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including, pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to collectively as the “Underlying Portfolios”), may be deposited and/or maintained in an account or accounts maintained with an entity which may from time to time act as a transfer agent for an Underlying Portfolio (the “Underlying Transfer Agent”). The Underlying Transfer Agent shall be deemed to be acting as if it is a “securities depository” for purposes of Rule 17f-4 under the 1940 Act. Each Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

1)       The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio;

2)       The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

3)       The Custodian shall pay for Underlying Shares purchased for the account of a Portfolio upon (i) receipt of advice from the Portfolio’s investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian’s account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of a Portfolio (i) upon receipt of an advice from the Portfolio’s investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and (ii) the making of an entry on the records to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Portfolio’s investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the investment adviser at its request; and

4)       The Custodian shall not be liable to any Fund or any Portfolio for any loss or damage to any Fund or any Portfolio resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

III.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK and TRUST COMPANY

/s/ Raelene S. LaPlante	By: /s/ Ronald E. Logue
Raelene S. LaPlante	Name: Ronald E. Logue
V.P. & Assoc. Counsel	Title: Vice Chairman and Chief Operating Officer

WITNESSED BY:	FEDERATED INVESTMENT COMPANIES

/s/ C. Todd Gibson	By: /s/ John W. McGonigle
Name: C. Todd Gibson	Name: John W. McGonigle
Title: Corporate Counsel	Title: Secretary

WITNESSED BY:	FEDERATED SERVICES COMPANY

/s/ C. Todd Gibson	By: /s/ Arthur L. Cherry
Name: C. Todd Gibson	Name: Arthur L. Cherry
Title: Assistant Vice President	Title: President and Chief Executive Officer

AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT (this “Amendment”) to that certain Custodian Contract dated as of December 1, 1993, as amended, modified and supplemented from time to time (the “Custodian Contract”), is entered into as of July 3, 2007, by and among each of the Federated investment companies party to the Custodian Contract, Federated Services Company, and State Street Bank and Trust company (the “Custodian”).

WHEREAS, the parties hereto wish to amend the terms of the Custodian Contract with respect to the investment in or purchase of interests or participations in structured trade finance loans by the Funds (as defined in the Custodian Contract) listed on Annex A attached hereto;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Custodian Contract.

The Custodian Contract is hereby amended to add the following new Section 10A:

SECTION 10A. LOAN SERVICING PROVISIONS

SECTION 10A.1 GENERAL. The following provisions shall apply with respect to investments, property or assets in the nature of loans, or interests or participations in loans, including without limitation interests in syndicated bank loans and bank loan participations, whether in the U.S. or outside the U.S. (collective, “Loans”) entered into by a Trust or one or more of its Funds listed on Annex A hereto (each such Trust or Fund is referred to in this Section 10A as a “Fund”).

SECTION 10A.2 SAFEKEEPING. Instruments, certificates, agreements and/or other documents which the Custodian may receive with respect to Loans, if any (collectively “Financing Documents”), from time to time, shall be held by the Custodian at its offices in Boston, Massachusetts.

SECTION 10A.3 DUTIES OF THE CUSTODIAN. The Custodian shall accept such Financing Document, if any, with respect to Loans as may be delivered to it from time to time by the Fund. The Custodian shall be under no obligation to examine the contents or determine the sufficiency of any such Financing Documents or to provide any certification with respect thereto, whether received by the Custodian as original documents, photocopies, by facsimile or otherwise. Without limiting the foregoing, the Custodian is under no duty to examine any such Financing Documents to determine whether necessary steps have been take or requirements met with respect to the assignment or transfer of the related Loan or applicable interest or participation in such Loan. The Custodian shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing on such documents. Notwithstanding any term of this Agreement to the contrary, with respect to any Loans, (i) the Custodian shall be under no obligation to determine, and shall have no liability for, the sufficiency of, or to require delivery of, any instrument, document or agreement constituting, evidencing or representing such Loan, other than to receive such Financing Documents, if any, as may be delivered or cause to be delivered to it by the Fund (or its investment manager acting on its behalf), (ii) without limiting the generality of the foregoing, delivery of any such Loan (including without limitation, for purposes of Section 2.8 above) may be made to the Custodian by, and may be represented solely by, delivery to the Custodian of a facsimile or photocopy of an assignment (an “Assignment Agreement”) or a confirmation or certification from the Fund (or the investment manager) to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the Custodian, appropriate Financing Documents constituting, evidencing or representing such Loan (such confirmation or certification, together with any Assignment Agreement, collectively, an “Assignment Agreement or Confirmation”), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an “Instrument”), (iii) if an original Instrument shall be or shall become available with respect to any such Loan, it shall be the sole responsibility of the Fund (or the investment manager acting on its behalf) to make or cause delivery thereof to the Custodian, and the Custodian shall be under no obligation at any time or times to determine whether any such original Instrument has bee issued or made available with respect to such Loan, and shall not be under any obligation to compel compliance by the Fund to make or cause delivery of such Instrument to the Custodian, and (iv) any reference to Financing Documents appearing in this Section 10A shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

If payments with respect to a Loan (“Loan Payment”) are not received by the Custodian on the date on which they are due, as reflected in the Payment Schedule (as such term is defined in Section 10A.4 below) of the Loan (“Payment Date”), or in the case of interest payments, not received either on a scheduled interest payable date, as reported to the Custodian by the Fund (or the investment manager acting on its behalf) for the Loan (the “Interest Payable Date”), or in the amount of their accrued interest payable, the Custodian shall promptly, but in no event later than one business day after the Payment Date or the Interest Payable Date, give telephonic notice to the party obligated under the Financing Documents to make such Loan Payment (the “Obligor”) of its failure to make timely payment, and (2) if such payment is not received within three business days of its due date, shall notify the Fund (or its investment manager on its behalf) of such Obligor’s failure to make the Loan Payment. The Custodian shall have no responsibility with respect to the collection of Loan Payments which are past due, other than the duty to notify the Obligor and the Fund (or the investment manager acting on its behalf) as provided herein.

The Custodian shall no responsibilities or duties whatsoever under this Agreement, with respect to Loans or the Financing Documents, except for such responsibilities as are expressly set forth herein. Without limiting the generality of the foregoing, the Custodian shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loans or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or Obligor, except that the Custodian shall undertake reasonable efforts to forward any such notice to the fund or the investment manager acting on its behalf). In case any question arises as to its duties hereunder, the Custodian may request instructions from the Fund and shall be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund or the investment manager and the Custodian shall in all events have no liability, risk or cost for any action taken, with respect to a Loan, pursuant to and in compliance with the Proper Instructions of such parties.

The Custodian shall be only responsible and accountable for Loan Payments actually received by it and identified as for the account of the fund; any and all credits and payments credited to the Fund, with respect to Loans, shall be conditional upon clearance and actual receipt by the Custodian of final payment thereon.

The Custodian shall promptly, upon the Fund’s request, release to the Fund’s investment manager or to any party as the Fund or the Fund’s investment manager may specify, any Financing Documents being held on behalf of the Fund. Without limiting the foregoing, the Custodian shall not be deemed to have or be charged with knowledge of the same of any Loan, unless and except to the extent it shall have received written notice and instruction from the Fund (or the investment manager acting on its behalf) with respect thereto, and except to the extent it shall have received the sale proceeds thereof. Notwithstanding any other provision of this Agreement, the Custodian shall have no responsibility to ensure that any investment by the Fund with respect to Loans has been authorized.

In no event shall the Custodian be under any obligation or liability to make any advance of its own funds with respect to any Loan.

SECTION 10A.4 RESPONSIBILITY OF THE FUND. With respect to each Loan held by the Custodian hereunder in accordance with the provisions hereof, the Fund shall (a) cause the Financing Documents evidencing such Loan to be delivered to the Custodian; (b) include with such Financing Documents an amortization schedule of payments (the “Payment Schedule”) identifying the amount and due dates of scheduled principal payments, the Interest Payable Date(s) and related payment amount information, and such other information with respect to the related Loan and Financing Documents as the Custodians reasonably may require in order to perform its services hereunder (collectively, “Loan Information”), in such form and format as the Custodian reasonably may require; (c) take, or cause the investment manager to take, all actions necessary to acquire good title to such Loan (or the participation in such Loan, as the case may be), as and to the extent intended to be acquired; and (d) cause the Custodian to be named as its nominee for payment purposes under the Financing Documents or otherwise provide for the direct payment of the Payments to the Custodian. The Custodian shall be entitled to rely upon the Loan Information provided to it by the Fund (or the investment manager acting on its behalf) without any obligation on the part of the Custodian independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof; and the Custodian shall have no liability for any delay or failure on the part of the Fund in providing necessary Loan Information to the Custodian, or for the inaccuracy therein or incompleteness thereof. With respect to each such Loan, the Custodian shall be entitled to rely on any information or notices it may receive from time to time from the related bank agent, Obligor or similar party with respect to the related Loan, and shall be entitled to update its records on the bases of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

SECTION 10A.5 ATTACHMENT. In case any portion of the Loans or the Financing Documents shall be attached or levied upon pursuant to any order of court, or the delivery or disbursement thereof shall be stayed or enjoined by any order of court, or any other order, judgment or decrees shall be made or entered by any court affecting the property of the Fund or any act of the Custodian relating thereto, the Custodian is hereby expressly authorized in its sole discretion to obey and comply with all orders, judgments or decrees so entered or issued, without the necessity of inquire whether such court had jurisdiction, and, in case the Custodian obeys or complied with any such order, judgment or decree, it shall not be liable to anyone by reason of such compliance.

2. No Other Modifications. Except the extent amended hereby, the terms of the Custodian Contract shall remain unchanged and unaffected hereby and shall remain in full force and effect to the extent of, and in accordance with, its terms.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

4. Counterparts. This Amendment may be signed in counterparts, which take together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first set forth above.

FOR EACH OF THE FEDERATED INVESTMENT COMPANIES PARTY TO THE CUSTODIAN CONTRACT

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SERVICES COMPANY

By: /s/ Denis McAuley III

Name: Denis McAuley III

Title: Senior Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley

Name: Joseph L. Hooley

Title: Executive Vice President

Annex A

to Amendment to Custodian Contract

dated 7/3/07

LOAN SERVICING

FUNDS

(updated as of March 1, 2008)

Federated Core Trust II, L.P.

Federated Emerging Markets Fixed Income Core Fund

Federated Market Plus Core Fund

Federated Core Trust III

Federated Project and Trade Finance Core Fund

Federated World Investment Series, Inc.

Federated International High Income Fund

Federated Fixed Income Securities, Inc.

Federated Strategic Income Fund

Federated Income Securities Trust

Federated Capital Income Fund

Federated Real Return Bond Fund

Federated Total Return Series, Inc.

Federated Total Return Bond Fund

Federated Insurance Series

Federated Capital Income Fund II

Federated High Yield Trust

Federated Stock and Bond Fund, Inc.

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank nv-sa

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N. A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Canada	State Street Trust Company Canada

Chile	Citibank, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Československá Obchodní Banka, A.S.

Denmark	Den Danske Bank

Ecuador	Citibank, N.A.

Egypt	Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Merita Bank Plc.

France	BNP Paribas, S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Hong Kong	Standard Chartered Bank

Hungary	Citibank Rt.

Iceland	Icebank Ltd.

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas, Italian Branch

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	The Fuji Bank, Limited The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited
Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

Namibia	Standard Bank Namibia Limited

Netherlands	Fortis Bank (Nederland) N.V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Nigeria	Stanbic Merchant Bank Nigeria Limited

Norway	Christiania Bank og Kreditkasse ASA

Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	BankBoston, N.A.

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

Poland	Citibank (Poland) S.A.

Portugal	Banco Comercial Português

Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.
Russia	Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Československá Obchodní Banka, A.S.

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Standard Bank of South Africa Limited

Spain	Banco Santander Central Hispano S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, N.A.

Ukraine	ING Bank Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Dépôts et de Virements de Titres, S.A. Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidação e Custódia

Bulgaria	Central Depository AD Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation Shenzhen Securities Central Clearing Co., Ltd.

Colombia	Depósito Centralizado de Valores

Costa Rica	Central de Valores S.A.

Croatia	Ministry of Finance National Bank of Croatia Središnja Depozitarna Agencija d.d.

Czech Republic	Stredisko cenných papíru Czech National Bank

Denmark	Værdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository

Estonia	Eesti Väärtpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Société Interprofessionnelle pour la Compensation des Valeurs Mobilières

Germany	Clearstream Banking AG, Frankfurt
Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form Apothetirion Titlon AE - Central Securities Depository

Hong Kong	Central Clearing and Settlement System Central Moneymarkets Unit

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

India	National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India

Indonesia	Bank Indonesia PT Kustodian Sentral Efek Indonesia

Ireland	Central Bank of Ireland Securities Settlement Office

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A. Banca d'Italia

Ivory Coast	Depositaire Central – Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System

Kazakhstan	Central Depository of Securities

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd. Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	Central Depository and Settlement Co. Ltd. Bank of Mauritius

Mexico	S.D. INDEVAL (Instituto para el Depósito de Valores)

Morocco	Maroclear

Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand	New Zealand Central Securities Depository Limited

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones, Institución De Compensación y Liquidación de Valores S.A

Philippines	Philippine Central Depository, Inc. Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierów Wartos´ciowych SA) Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliários

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company Bucharest Stock Exchange Registry Division National Bank of Romania

Singapore	Central Depository (Pte) Limited Monetary Authority of Singapore

Slovak Republic	Stredisko cenných papierov National Bank of Slovakia
Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	Central Depository Limited Share Transactions Totally Electronic (STRATE) Ltd.

Spain	Servicio de Compensación y Liquidación de Valores, S.A. Banco de España, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Värdepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières

Turkey	Takas ve Saklama Bankasi A.S. (TAKASBANK) Central Bank of Turkey

Ukraine	National Bank of Ukraine

United Kingdom	Central Gilts Office and Central Moneymarkets Office

Venezuela	Banco Central de Venezuela

Zambia	LuSE Central Shares Depository Limited Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

The Guide to Custody in World Markets (annually)	An overview of safekeeping and settlement practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)	Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey (annually)	With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly)	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary)	With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street’s ability to deliver expected levels of service.

State Street letterhead

February 27, 2002

Federated Services Company

Federated Investors Tower`

Pittsburgh, PA 15222-3779

Attention: Arthur L. Cherry,

President

Re: Remote Access Services

Dear Customer:

State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”), has developed and utilizes proprietary accounting and other systems in conjunction with the services which we provide to you under the Custodian Contract, dated December 1, 1993 and as amended and in effect from time to time. In this regard, we maintain certain information in databases under our control and ownership which we make available to our customers (the “Remote Access Services”).

The Services

State Street agrees to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Agreement (“Authorized Designees”) with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the “System”) on a remote basis.

Security Procedures

You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the System or the Remote Access Services has violated or intends to violate the terms of this Agreement and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the System or Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the “Fee Schedule”). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the “Proprietary Information”). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by laws to be made public.

You agree to use the Remote Access Services only in connection with the proper purposes of this Agreement. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

You agree that neither you nor your Authorized Designee will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying on third party sources and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS”, and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party’s control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party supplies to do likewise. You will do likewise for your systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by you under this Agreement constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that you will notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for you the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Agreement without further obligation.

Termination.

Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty (180) days’ prior written notice in the case of notice of termination by State Street to you or thirty (30) days’ notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term or condition of the Agreement by giving the other party written notice of termination. This Agreement shall in any event terminate within ninety (90) days after the termination of any custodian agreement applicable to you. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Agreement and the exhibits hereto constitute our entire understanding with respect to access to the System and Remote Access Services. This Agreement cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Should you wish to avail yourself of the System and the Remote Access Services, pleas sign and return one copy of this letter. If you do not sign and return one copy of this letter we will deem your and your Authorized Designees’ continued use of the System and the Remote Access Services to be your acceptance of these terms.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley

Name: Joseph L. Hooley

Title: Executive Vice President

CONFIRMED AND AGREED:

FEDERATED SERVICES COMPANY

By: /s/ Richard J. Thomas

Name: Richard J. Thomas

Title: Senior Vice President & Treasurer

Date: 3/29/02

FEDERATED INVESTMENT COMPANIES,

On Exhibit 1 (as it may be revised from time to time)

of the Custodian Contract.

By: /s/ John W. McGonigle

Name: John W. McGonigle

Title: Executive Vice President

Date: 5/14/02

EXHIBIT A

IN~SIGHT

System Product Description

In~SightSM provides bilateral information, delivery, interoperability, and on-line access to State Street. In~SightSM allows users a single point of entry into State Street’s diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities Lending, Performance & Analytics and Electronic Trade Delivery can be accessed through In~SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the client roll out, as it is viewed as the information delivery system that will grow with our clients.

AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated February 3, 2006, to the Custodian Contract, dated December 1, 1993, as amended, by and between State Street Bank and Trust Company (the “Custodian”) and Each of the Registered Investment Companies Listed on Appendix A (each, a “Fund”) (the “Agreement”).

WHEREAS, the Fund and the Custodian wish to amend certain provisions of the Contract to allow for delivery out of margin in connection with trading in futures and options on futures contracts entered into by the Fund, and to allow for other proper instructions.

In consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend the Contract as described below:

I.	New Section 2.2(15) is hereby added and existing 2.2(15) is hereby amended and renumbered Section 2.2(16) as set forth below:

[Section] 2.2 Delivery of Securities

(15)	For delivery of initial or variation margin in connection with trading in futures and options on futures contracts entered into the Fund on behalf of a Portfolio;

(16)	For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

II.	New Section 2.8(7) is hereby added and existing Section 2.8(7) is hereby amended and renumbered Section 2.8(8) as set forth below:

[Section] 2.8 Payment of Fund Monies

(7)	For the payment of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio;

(8)	For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

III. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this amendment and this amendment, the terms of this amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

FEDERATED INVESTMENT COMPANIES

By: /s/ John W. McGonigle

Name: John W. McGonigle

Title: Secretary

FEDERATED SERVICES COMPANY

By: /s/ G. Andrew Bonnewell

Name: G. Andrew Bonnewell

Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Joseph L. Hooley

Name: Joseph L. Hooley

Title: Executive Vice President

Funds Transfer Addendum

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client’s account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institutions name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Securities Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PEROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be notice which may be delivered through State Street’s proprietary information system, such as, but not limited to Horizon and GlobalQuest®, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevent, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street shall repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

Each registered investment company or other entity listed on Schedule A attached hereto understand and agrees to the terms and conditions set forth above, and I am duly authorized to sign on behalf of each registered investment company or other entity listed on Schedule A attached hereto.

EACH REGISTERED INVESTMENT COMPANY OR OTHER ENTITY LISTED ON SCHEDULE A, ON BEHALF OF ITSELF OR ITS PORTFOLIOS, ATTACHED HERETO.

By: /s/ Richard A. Novak Treasurer 9/26/07

Name Title Date

Funds Transfer Agreement

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[X] SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participating is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

[ ] Standing Instructions

Standing Instructions may be used where funds are transferred to a broker on the Client’s established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of brokers that State Street has determined as used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[ ] Remote Batch Transmission

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[ ] Global Horizon Interchangesm Funds Transfer Service

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.

This delivery mechanism is mot appropriate for Clients who have low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[X] Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client’s location to authenticate the instruction.

Selection of this alternative if appropriate for Clients who do not have the capability to use other security procedures.

[X] Repetitive Wires

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[ ] Transfers Initiated by Facsimile

This Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to bath wire instructions and transmit these as a group to State Street Mutual Fund Services one or several times a day.

[ ] Instruct

Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions. Instruct is designed using industry standard formats to facilitate straight-through processing. Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.

[ ] Secure Transport

Secure Transport is a file transfer application based upon the Secure File Transfer Protocol standard that is designed to enable State Street clients/investment managers to send file based transfer and transaction instructions over the internet. Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols.

[ ] Automated Clearing House (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[ ] Global Horizon Interchange Automated Clearing House Service

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[ ] Transmission from Client PC to State Street Mainframe with Telephone Callback

[ ] Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[ ] Transmission from DST Systems to State Street Mainframe with Encryption

[ ] Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective for payment orders initiated by our organization.

Each registered investment company or other entity listed on Schedule A attached hereto understand and agrees to the terms and conditions set forth above, and I am duly authorized to sign on behalf of each registered investment company or other entity listed on Schedule A attached hereto.

EACH REGISTERED INVESTMENT COMPANY OR OTHER ENTITY LISTED ON SCHEDULE A, ON BEHALF OF ITSELF OR ITS PORTFOLIOS, ATTACHED HERETO.

By: /s/ Richard A. Novak Treasurer 9/26/07

Name Title Date

Funds Transfer Agreement

Key Contact Information

Whom shall be contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

RICH NOVAK	KAROL CRUMMIE
Name	Name
Federated Investors Tower, 1001 Liberty Avenue	Federated Investors Tower, 1001 Liberty Avenue
Address	Address
Pittsburgh, PA 15222	Pittsburgh, PA 15222
City/State/Zip Code	City/State/Zip Code
412.288.7045	412.288-6646
Telephone Number	Telephone Number
412.288.6788	412.288.6425
Facsimile Number	Facsimile Number
BBHCUS31FII
SWIFT Number
N/A
Telex Number

Funds Transfer Agreement

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund EACH REGISTERED INVESTMENT COMPANY OR OTHER ENTITY

LISTED ON SCHEDULE A, ON BEHALF OF ITSELF OR ITS PORTFOLIOS

Investment Adviser(s) Federated Equity Management Company of Pennsylvania; Federated Global Investment Management Corporation; Federated Investment Counseling; Federated Investment Management Company; Federated MDTA LLC; Passport Researc, LLC.

Authorized Initiators

Please Type or Print

Please provide a listing of Fund officers or other individuals are currently authorized to INITIATE wire transfer instructions to State Street:

NAME	TITLE (Specify whether position is with Fund or Investment Adviser)	SPECIMEN SIGNATURE

Margie Beatty	Sr. Settlement Analyst, (Investment Advisor)	/s/ Margie Beatty
Jesse Pasko	Sr. Settlement Analyst, (Investment Advisor)	/s/ Jesse Pasko
Kathleen Sopp	Sr. Settlement Analyst, (Investment Advisor)	/s/ Kathleen Sopp
Nico Kersten	Sr. Settlement Analyst, (Investment Advisor)	/s/ Nico Kersten
Lynn Till	Sr. Settlement Analyst, (Investment Advisor)	/s/ Lynn Till
Al Morabito	Settlement Manager (Investment Advisor)	/s/ Al Morabito
Cole Dolinger	Documentation Specialist, (Investment Advisor)	/s/ Cole Dolinger
Karol Crummie	VP – Trading Operations Manager (Investment Advisor)	/s/ Karol Crummie
Ron Ecoff	Director, Fund Expenses	/s/ Ron Ecoff
Melissa Strano	Manager, Fund Expenses	/s/ Melissa Strano
Tatiana Yewisiak	Manager, Fund Expenses	/s/ Tatiana Yewisiak
Rich Novak	Senior Vice President, Funds Financial Services
/s/ Richard A. Novak

Funds Transfer Agreement

Authorized Verifiers
Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non repetitive wire instructions:

NAME	CALLBACK PHONE NUMBER	DOLLAR LIMITATION (if any)
Margie Beatty	412.288.8460	None
Jesse Pasko	412.288.8460	None
Kathy Sopp	412.288.8460	None
Nico Kersten	412.288.8460	None
Lynn Till	412.288.8460	None
Al Morabito	412.288.8460	None
Karol Crummie	412.288.8460	None
Ron Ecoff	412.288.8460	None
Melissa Strano	412.288.8460	None
Tatiana Yewisiak	412.288.8460	None
Rich Novak	412.288.8460	None

[REST OF PAGE LEFT INTENTIONALLY BLANK]

Funds Transfer Agreement

I am duly authorized to sign on behalf of each registered investment company or other entity listed on Schedule A attached hereto.

EACH REGISTERED INVESTMENT COMPANY OR OTHER ENTITY LISTED ON SCHEDULE A, ON BEHALF OF ITSELF OR ITS PORTFOLIOS, ATTACHED HERETO.

By: /s/ Richard A. Novak /s/ Richard A. Novak Treasurer 9/26/07

Type or Print Name Authorized Fund Officer Title Date

Funds Transfer Agreement

Schedule A

INVESTMENT COMPANIES LISTED AS PARTIES TO THE CUSTODIAN CONTRACT
BETWEEN FEDERATED INVESTMENT COMPANIES,,

STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY

(As of 6/22/07)

CONTRACT

DATE INVESTMENT COMPANY

12/1/93 Cash Trust Series, Inc.

12/1/93 Government Cash Series

12/1/93 Municipal Cash Series

12/1/93 Prime Cash Series

12/1/93 Treasury Cash Series

12/1/93 Cash Trust Series II

12/1/93 Treasury Cash Series II

12/1/93 Edward Jones Money Market Fund

12/1/00 Investment Shares

12/1/00 Retirement Shares

12/1/93 Federated Adjustable Rate Securities Fund

12/1/93 Institutional Service Shares

12/1/93 Institutional Shares

12/1/93 Federated American Leaders Fund, Inc.

12/1/93 Class A Shares

07/25/94 Class B Shares

12/1/93 Class C Shares

12/1/93 Class F Shares

3/1/03 Class K Shares

2/30/97 Federated Core Trust

9/1/05 Federated Government Pool

9/1/05 Federated Inflation-Protected Securities Core Fund

3/1/99 Federated Mortgage Core Portfolio

9/1/05 Federated Prime Pool

12/30/97 High-Yield Bond Portfolio

12/1/00 Federated Core Trust II, L.P.

For purposes of Federated Core Trust II, L.P., Federated Services Company is NOT a party to this agreement

9/1/03 Capital Appreciation Core Fund

12/1/00 Emerging Markets Fixed Income Core Fund

12/1/02 Mortgage Core Fund

3/1/05 Market Plus Core Fund

12/1/93 Federated Equity Funds

11/14/95 Federated Capital Appreciation Fund

11/14/95 Class A Shares

11/14/95 Class B Shares

11/14/95 Class C Shares

3/1/03 Class K Shares

3/1/07 Federated InterContinental Fund

(formerly Federated Atlas Fund)

3/1/07 Class A Shares

3/1/07 Class B Shares

3/1/07 Class C Shares

3/1/07 Class K Shares

3/1/07 Institutional Shares

12/1/00 Federated Kaufmann Fund

12/1/00 Class A Shares

12/1/00 Class B Shares

12/1/00 Class C Shares

12/1/00 Class K Shares

12/1/02 Federated Kaufmann Small Cap Fund

12/1/02 Class A Shares

12/1/02 Class B Shares

12/1/02 Class C Shares

9/1/05 Class K Shares

6/1/07 Institutional Shares

11/29/00 Federated Market Opportunity Fund

11/29/00 Class A Shares

11/29/00 Class B Shares

11/29/00 Class C Shares

6/1/07 Institutional Shares

12/1/93 Federated Mid-Cap Growth Strategies Fund

12/1/93 Class A Shares

8/15/95 Class B Shares

8/15/95 Class C Shares

9/1/06 Class K Shares

12/1/04 Federated Strategic Value Fund

12/1/04 Class A Shares

12/1/04 Class C Shares

3/1/05 Institutional Shares

9/1/99 Federated Technology Fund

9/1/99 Class A Shares

9/1/99 Class B Shares

9/1/99 Class C Shares

12/1/93 Federated Equity Income Fund, Inc.

12/1/93 Class A Shares

9/27/94 Class B Shares

12/1/93 Class C Shares

12/1/93 Class F Shares

2/1/00 Federated Fixed Income Securities, Inc.

4/5/94 Federated Strategic Income Fund

4/5/94 Class A Shares

7/26/95 Class B Shares

4/5/94 Class C Shares

4/5/94 Class F Shares

9/1/00 Federated Municipal Ultrashort Fund

9/1/00 Class A Shares

9/1/00 Institutional Shares

12/1/93 Federated GNMA Trust

12/1/93 Institutional Service Shares

12/1/93 Institutional Shares

12/1/93 Federated Government Income Securities, Inc.

8/2/96 Class A Shares

8/2/96 Class B Shares

8/2/96 Class C Shares

12/1/93 Class F Shares

12/1/93 Federated High Income Bond Fund, Inc.

12/1/93 Class A Shares

9/27/94 Class B Shares

12/1/93 Class C Shares

12/1/93 Federated High Yield Trust

12/1/93 Federated Income Securities Trust

12/1/02 Federated Capital Income Fund

12/1/02 Class A Shares

12/1/02 Class B Shares

12/1/02 Class C Shares

12/1/02 Class F Shares

9/1/02 Federated Fund for U.S. Government Securities

9/1/02 Class A Shares

9/1/02 Class B Shares

9/1/02 Class C Shares

12/8/93 Federated Intermediate Corporate Bond Fund

12/8/93 Institutional Service Shares

12/8/93 Institutional Shares

9/1/03 Federated Muni and Stock Advantage Fund

9/1/03 Class A Shares

9/1/03 Class B Shares

9/1/03 Class C Shares

5/29/07 Class F Shares

12/1/05 Federated Real Return Bond Fund

12/1/05 Class A Shares

12/1/05 Class C Shares

12/1/05 Institutional Shares

12/1/93 Federated Short-Term Income Fund

12/1/03 Class A Shares

12/1/03 Class Y Shares

12/1/93 Institutional Service Shares

12/1/93 Institutional Shares

9/1/06 Federated Stock and California Muni Fund

9/1/06 Class A Shares

9/1/06 Class C Shares

12/1/93 Federated Income Trust

12/1/03 Class Y Shares

12/1/93 Institutional Service Shares

12/1/93 Institutional Shares

3/27/2003 Federated Index Trust

3/27/2003 Federated Max-Cap Index Fund

3/27/2003 Class C Shares

3/27/2003 Class K Shares

3/27/2003 Institutional Service Shares

3/27/2003 Institutional Shares

3/27/2003 Federated Mid-Cap Index Fund

3/27/2003 Federated Mini-Cap Index Fund

3/27/2003 Class C Shares

3/27/2003 Institutional Shares

9/13/94 Federated Institutional Trust

09/13/94 Federated Government Ultrashort Duration Fund

3/3/03 Class A Shares

9/13/94 Institutional Shares

3/1/96 Institutional Service Shares

9/1/02 Federated Institutional High Yield Bond Fund

6/1/05 Federated Intermediate Government/Corporate Fund

6/1/05 Institutional Service Shares

6/1/05 Institutional Shares

12/15/93 Federated Insurance Series

12/15/93 Federated American Leaders Fund II

3/1/02 Primary Shares

3/1/02 Service Shares

6/1/00 Federated Capital Appreciation Fund II

3/1/02 Primary Shares

3/1/02 Service Shares

12/15/93 Federated Capital Income Fund II

12/16/96 Federated Equity Income Fund II

12/15/93 Federated Fund for U.S. Government Securities II

12/15/93 Federated High Income Bond Fund II

3/1/00 Primary Shares

3/1/00 Service Shares

4/4/95 Federated International Equity Fund II

3/1/02 Federated Kaufmann Fund II

3/1/02 Primary Shares

3/1/03 Service Shares

12/1/05 Federated Market Opportunity Fund II

9/30/95 Federated Mid Cap Growth Strategies Fund II

12/15/93 Federated Prime Money Fund II

3/1/99 Federated Quality Bond Fund II

3/1/02 Primary Shares

3/1/02 Service Shares

12/1/93 Federated Intermediate Government Fund, Inc.

6/1/00 Institutional Service Shares

6/1/00 Institutional Shares

1/19/00 Federated International Series, Inc.

12/1/93 Federated International Bond Fund

12/1/93 Class A Shares

9/27/94 Class B Shares

12/1/93 Class C Shares

12/1/93 Federated International Equity Fund

12/1/93 Class A Shares

9/27/94 Class B Shares

12/1/93 Class C Shares

2/1/00 Federated Investment Series Funds, Inc.

12/1/93 Federated Bond Fund

6/27/95 Class A Shares

6/27/95 Class B Shares

6/27/95 Class C Shares

12/1/93 Class F Shares

2/1/00 Federated Managed Allocation Portfolios

9/1/05 Federated Balanced Allocation Fund

9/1/05 Class A Shares

9/1/05 Class B Shares

9/1/05 Class C Shares

3/11/94 Federated Growth Allocation Fund

3/11/94 Institutional Shares

3/11/94 Select Shares

3/11/94 Federated Conservative Allocation Fund

3/11/94 Institutional Shares

3/11/94 Select Shares

3/11/94 Federated Moderate Allocation Fund

3/11/94 Institutional Shares

3/11/94 Select Shares

12/1/05 Federated Target ETF Fund 2015

12/1/05 Class A Shares

12/1/05 Class K Shares

12/1/05 Institutional Shares

12/1/05 Federated Target ETF Fund 2025

12/1/05 Class A Shares

12/1/05 Class K Shares

12/1/05 Institutional Shares

12/1/05 Federated Target ETF Fund 2035

12/1/05 Class A Shares

12/1/05 Class K Shares

12/1/05 Institutional Shares

12/1/05 Federated Managed Pool Series

12/1/05 Federated Corporate Bond Strategy Portfolio

12/1/05 Federated High-Yield Strategy Portfolio

12/1/05 Federated International Bond Strategy Portfolio

12/1/05 Federated Mortgage Strategy Portfolio

7/31/06 Federated MDT Series

7/31/06 Federated MDT All Cap Core Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

9/1/06 Class K Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Balanced Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

9/1/06 Class K Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Large Cap Growth Fund

7/31/06 Class A Shares

3/1/07 Class B Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Mid Cap Growth Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Small Cap Core Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Small Cap Growth Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Small Cap Value Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Tax Aware/All Cap Core Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

12/1/93 Federated Municipal Securities Fund, Inc.

12/1/93 Class A Shares

07/25/94 Class B Shares

12/1/93 Class C Shares

5/29/07 Class F Shares

12/1/93 Federated Municipal Securities Income Trust

12/1/93 Federated California Municipal Income Fund

12/1/93 Class A Shares

12/1/97 Class B Shares

12/1/93 Federated Michigan Intermediate Municipal Trust

12/1/04 Class A Shares

6/1/06 Federated Municipal High Yield Advantage Fund

6/1/06 Class A Shares

6/1/06 Class B Shares

6/1/06 Class C Shares

6/1/06 Class F Shares

12/1/93 Federated New York Municipal Income Fund

12/1/93 Class F Shares

6/1/02 Class B Shares

6/1/99 Federated North Carolina Municipal Income Fund

6/1/99 Class A Shares

12/1/93 Federated Ohio Municipal Income Fund

12/1/93 Class F Shares

12/1/93 Federated Pennsylvania Municipal Income Fund

12/1/93 Class A Shares

3/4/97 Class B Shares

12/1/02 Federated Premier Intermediate Municipal Income Fund

12/1/02 Common Shares

Auction Market Preferred Shares

12/1/02 Federated Premier Municipal Income Fund

12/1/02 Common Shares

Auction Market Preferred Shares

12/1/93 Federated Short-Term Municipal Trust

7/1/06 Class A Shares

12/1/93 Institutional Service Shares

12/1/93 Institutional Shares

12/1/93 Federated Stock and Bond Fund, Inc.

12/1/93 Class A Shares

8/29/96 Class B Shares

8/29/96 Class C Shares

3/1/03 Class K Shares

12/1/93 Federated Stock Trust

9/13/95 Federated Total Return Government Bond Fund

9/13/95 Institutional Service Shares

9/13/95 Institutional Shares

1/19/94 Federated Total Return Series, Inc.

6/30/98 Federated Mortgage Fund

2/10/97 Institutional Shares

2/10/97 Institutional Service Shares

1/19/94 Federated Total Return Bond Fund

6/1/01 Class A Shares

6/1/01 Class B Shares

6/1/01 Class C Shares

3/1/03 Class K Shares

1/19/94 Institutional Shares

9/16/96 Institutional Service Shares

2/10/97 Federated Ultrashort Bond Fund

9/1/02 Class A Shares

2/10/97 Institutional Service Shares

2/18/00 Institutional Shares

12/1/93 Federated U.S. Government Bond Fund

12/1/93 Federated U.S. Government Securities Fund: 1-3 Years

3/1/01 Class Y Shares

12/1/93 Institutional Service Shares

12/1/93 Institutional Shares

12/1/93 Federated U.S. Government Securities Fund: 2-5 Years

3/1/03 Class K Shares

12/1/93 Institutional Service Shares

12/1/93 Institutional Shares

1/19/00 Federated World Investment Series, Inc.

6/30/97 Federated International Capital Appreciation Fund

6/30/97 Class A Shares

6/30/97 Class B Shares

6/30/97 Class C Shares

9/9/96 Federated International High Income Fund

9/9/96 Class A Shares

9/9/96 Class B Shares

9/9/96 Class C Shares

5/29/07 Class F Shares

1/31/96 Federated International Small Company Fund

1/31/96 Class A Shares

1/31/96 Class B Shares

1/31/96 Class C Shares

8/24/98 Federated International Value Fund

8/24/98 Class A Shares

8/24/98 Class B Shares

8/24/98 Class C Shares

12/1/93 Intermediate Municipal Trust

12/1/93 Federated Intermediate Municipal Trust

9/1/03 Class Y Shares

9/1/03 Institutional Shares

12/1/93 Money Market Obligations Trust

2/1/00 Alabama Municipal Cash Trust

2/1/00 Arizona Municipal Cash Trust

2/1/00 Institutional Service Shares

8/1/94 Automated Cash Management Trust

8/1/94 Institutional Shares

9/19/96 Cash II Shares

9/1/06 Class K Shares

9/3/99 Automated Government Cash Reserves

9/3/99 Institutional Service Shares

4/1/99 Automated Government Money Trust

2/1/00 California Municipal Cash Trust

12/1/00 Cash II Shares

12/1/04 Cash Series Shares

12/1/04 Institutional Capital Shares

2/1/00 Institutional Service Shares

2/1/00 Institutional Shares

2/1/00 Connecticut Municipal Cash Trust

12/1/04 Cash Series Shares

2/1/00 Institutional Service Shares

4/1/99 Federated Master Trust

4/1/99 Federated Short-Term U.S. Government Trust

11/1/99 Federated Tax-Free Trust

2/1/00 Florida Municipal Cash Trust

2/1/00 Cash II Shares

12/1/04 Cash Series Shares

2/1/00 Institutional Shares

2/1/00 Georgia Municipal Cash Trust

12/1/93 Government Obligations Fund

12/1/04 Institutional Capital Shares

7/5/94 Institutional Service Shares

7/5/94 Institutional Shares

12/1/02 Trust Shares

5/7/95 Government Obligations Tax Managed Fund

5/7/95 Institutional Service Shares

5/7/95 Institutional Shares

8/2/99 Liberty U.S. Government Money Market Trust

8/2/99 Class A Shares

8/2/99 Class B Shares

3/1/05 Class C Shares

3/1/05 Class F Shares

4/1/99 Liquid Cash Trust

2/1/00 Maryland Municipal Cash Trust

2/1/00 Massachusetts Municipal Cash Trust

12/1/04 Cash Series Shares

2/1/00 Institutional Service Shares

2/1/00 Michigan Municipal Cash Trust

2/1/00 Institutional Service Shares

2/1/00 Institutional Shares

2/1/00 Minnesota Municipal Cash Trust

2/1/00 Cash Series Shares

2/1/00 Institutional Shares

2/1/00 Money Market Management

11/1/99 Municipal Obligations Fund

11/1/99 Institutional Capital Shares

11/1/99 Institutional Service Shares

11/1/99 Institutional Shares

2/1/00 New Jersey Municipal Cash Trust

12/1/04 Cash Series Shares

2/1/00 Institutional Service Shares

2/1/00 Institutional Shares

2/1/00 New York Municipal Cash Trust

2/1/00 Cash II Shares

12/1/04 Cash Series Shares

2/1/00 Institutional Services Shares

Institutional Shares

2/1/00 North Carolina Municipal Cash Trust

2/1/00 Ohio Municipal Cash Trust

2/1/00 Cash II Shares

2/1/00 Institutional Service Shares

2/1/00 Institutional Shares

2/1/00 Pennsylvania Municipal Cash Trust

2/1/00 Cash Series Shares

2/1/00 Institutional Service Shares

2/1/00 Institutional Shares

11/1/99 Prime Cash Obligations Fund

11/1/99 Institutional Capital Shares

11/1/99 Institutional Service Shares

11/1/99 Institutional Shares

3/1/03 Prime Management Obligations Fund

12/1/04 Institutional Capital Shares

12/1/04 Institutional Service Shares

3/1/03 Institutional Shares

12/1/93 Prime Obligations Fund

7/5/94 Institutional Service Shares

7/5/94 Institutional Shares

12/1/02 Trust Shares

11/1/99 Prime Value Obligations Fund

11/1/99 Institutional Capital Shares

11/1/99 Institutional Service Shares

11/1/99 Institutional Shares

8/25/00 Tax-Free Instruments Trust

8/25/00 Institutional Service Shares

8/25/00 Investment Shares

12/1/93 Tax-Free Obligations Fund

7/5/94 Institutional Service Shares

7/5/94 Institutional Shares

12/1/93 Treasury Obligations Fund

4/14/97 Institutional Capital Shares

7/5/94 Institutional Service Shares

7/5/94 Institutional Shares

12/1/02 Trust Shares

4/1/99 Trust for U.S. Treasury Obligations

2/1/00 Virginia Municipal Cash Trust

12/1/04 Cash Series Shares

2/1/00 Institutional Service Shares

2/1/00 Institutional Shares

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Funds Transfer Agreement

Signature by Duly-authorized Fund Officer: /s/ Richard A. Novak

Date: 9/26/07

FOURTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (the “Amendment”) is made and entered into as of March 1, 2011 by and among the investment companies listed on Exhibit I, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006 and July 3, 2007;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  Section 11 of the Contract is hereby deleted in its entirety and replaced with the following language:

11. Effective Period, Termination and Amendment.

The Contract shall become effective on March 1, 2011 and shall remain in full force and effect for a period of four (4) years (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mail, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Trust has approved the initial use of a particular Securities System as required in each case by Rule 17f-4 under the 1940 Act; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust/Articles of Incorporation, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the appropriate banking regulatory agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

2.                  The following Sections 18 and 19 are hereby added to the Contract:

18. Regulation GG.

The Trust hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). The Trust hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Contract or otherwise between or among any party hereto.

19. Data Privacy.

The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

3.                  The Contract is hereby ratified and confirmed and remains in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the date first written above.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

FEDERATED SERVICES COMPANY

By: /s/ Denis McAuley

Name: Denis McAuley

Title:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

FIFTH AMENDMENT TO CUSTODIAN CONTRACT

THIS AMENDMENT TO CUSTODIAN CONTRACT (“Amendment”) is by and between the investment companies listed on Exhibit 1, as it may be amended from time to time (the “Trust”) on behalf of the portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”) of the Trust, Federated Services Company (the “Company”) and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, the Trust, the Company and the Custodian are parties to that certain Custodian Contract dated December 1, 1993 (the “Contract”), amended May 15, 2001, February 3, 2006, July 3, 2007, and March 1, 2011;

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Trusts, the Company and the Custodian desire to remove Funds from Exhibit 1, effective March 25, 2011; and

WHEREAS, the Trusts, the Company and the Custodian desire to amend the Contract subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

4.                  Exhibit 1 to the Contract is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

5.                  The Contract shall remain in full force and effect as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as March 25, 2011.

On behalf of each of the Funds indicated on Exhibit I of the Custodian Contract, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

FEDERATED SERVICES COMPANY

By: /s/ Denis McAuley

Name: Denis McAuley

Title:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

EXHIBIT 1

TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,

STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY

Dated December 1, 1993

(Exhibit 1 revised as of 12/2/11)

Edward Jones Money Market Fund

Federated Adjustable Rate Securities Fund

Federated Asset Allocation Fund

Federated Equity Income Fund, Inc.

Federated GNMA Trust

Federated Government Income Securities, Inc.

Federated High Income Bond Fund, Inc.

Federated High Yield Trust

Federated Income Trust

Federated Intermediate Government Fund, Inc.

Federated Total Return Government Bond Fund

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Federated U.S. Government Bond Fund

Cash Trust Series, Inc.:

Federated Government Cash Series

Federated Municipal Cash Series

Federated Prime Cash Series

Federated Treasury Cash Series

Cash Trust Series II:

Federated Treasury Cash Series II

Federated Core Trust:

Federated Bank Loan Core Fund

Federated Duration Plus Core Fund

Federated Inflation-Protected Securities Core Fund

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Core Trust II, L.P.

Emerging Markets Fixed Income Core Fund

Federated Core Trust III:

Federated Project and Trade Finance Core Fund

Federated Equity Funds:

Federated Capital Appreciation Fund

Federated Clover Small Value Fund

Federated Clover Value Fund

Federated InterContinental Fund

Federated International Strategic Value Dividend Fund

Federated Kaufmann Fund

Federated Kaufmann Large Cap Fund

Federated Kaufmann Small Cap Fund

Federated Mid-Cap Growth Strategies Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund

Federated Fixed Income Securities, Inc.:

Federated Strategic Income Fund

Federated Income Securities Trust:

Federated Capital Income Fund

Federated Floating Rate Strategic Income Fund

Federated Fund for U.S. Government Securities

Federated Intermediate Corporate Bond Fund

Federated Prudent DollarBear Fund

Federated Real Return Bond Fund

Federated Short-Term Income Fund

Federated Index Trust:

Federated Max-Cap Index Fund

Federated Mid-Cap Index Fund

Federated Institutional Trust:

Federated Government Ultrashort Duration Fund

Federated Institutional High Yield Bond Fund

Federated Intermediate Government/Corporate Fund

Federated Insurance Series:

Federated Capital Appreciation Fund II

Federated Managed Volatility Fund II (formerly Federated Capital Income Fund II)

Federated Fund for U.S. Government Securities II

Federated High Income Bond Fund II

Federated Kaufmann Fund II

Federated Prime Money Fund II

Federated Quality Bond Fund II

Federated International Series Inc.:

Federated International Bond Fund

Federated Investment Series Funds, Inc.:

Federated Bond Fund

Federated Managed Pool Series:

Federated Corporate Bond Strategy Portfolio

Federated High-Yield Strategy Portfolio

Federated International Bond Strategy Portfolio

Federated Mortgage Strategy Portfolio

Federated MDT Series:

Federated MDT All Cap Core Fund

Federated MDT Balanced Fund

Federated MDT Large Cap Growth Fund

Federated MDT Small Cap Growth Fund

Federated MDT Small Cap Core Fund

Federated Total Return Series, Inc.:

Federated Mortgage Fund

Federated Total Return Bond Fund

Federated Ultrashort Bond Fund

Federated World Investment Series, Inc.:

Federated Emerging Market Debt Fund

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Money Market Obligations Trust:

Federated Alabama Municipal Cash Trust

Federated Automated Cash Management Trust

Federated Automated Government Money Trust

Federated California Municipal Cash Trust

Federated Connecticut Municipal Cash Trust

Federated Florida Municipal Cash Trust

Federated Georgia Municipal Cash Trust

Federated Government Obligations Fund

Federated Liberty U.S. Government Money Market Trust

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Money Market Management

Federated Municipal Obligations Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Pennsylvania Municipal Cash Trust

Federated Prime Cash Obligations Fund

Federated Prime Management Obligations Fund

Federated Prime Obligations Fund

Federated Prime Value Obligations Fund

Federated Tax-Free Obligations Fund

Federated Tax-Free Trust

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated Virginia Municipal Cash Trust

Tax-Free Money Market Fund

September 8, 2011

State Street Bank and Trust Company

1776 Heritage Drive

North Quincy, MA 02171

Attention: Geoffrey O’Connell, SVP, Relationship Executive

Ladies and Gentlemen:

Reference is made to the Custodian Contract, as amended, (the “Custodian Contract”) dated December 1, 1993 between Federated Investment Companies, Federated Services Company (collectively referred to herein as “Federated”) and State Street Bank and Trust Company (“State Street”). All capitalized terms not defined in this letter (the “Letter Agreement”) shall have the meaning ascribed to them in the Custodian Contract.

In connection with State Street acting as custodian for the assets of those funds listed on Schedule A hereto (the “Funds”), we are hereby designating the Funds’ transfer agent, Edward D. Jones (the “Transfer Agent”) to perform, among other things, the cash management services listed on Schedule B hereto specifically and solely in regards to the Funds’ demand deposit accounts and funds set forth on Schedule C (the “Agent-Managed Accounts”). We hereby direct State Street to accept instructions directly from the Transfer Agent in order to perform certain services specified in Section 2 of the Custodian Contract, and we authorize State Street to provide access to State Street Cash Manager™ to the Transfer Agent solely for the purpose of processing capstock activity (subscriptions and redemptions) for the Agent-Managed Accounts.

It is understood that in carrying out its duties in accordance with the preceding instruction and authorization, State Street shall be subject to the standard of care and shall have the benefit of the indemnity and exculpatory provisions set forth in the Custodian Contract.

We hereby acknowledge that this instruction and authorization is properly given and has been duly authorized by the Funds. This instruction and authorization shall be effective as of the date first written above, and shall remain in full force and effect until revoked in writing by the applicable Fund or Funds.

Sincerely,

Edward Jones Money Market Fund

Tax Free Money Market Fund, a portfolio of Money Market Obligations Trust

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

SCHEDULE A

Edward Jones Money Market Fund (State Street MCH Fund Number: 2282)

Tax Free Money Market Fund (State Street MCH Fund Number: 2270)

SCHEDULE B

Demand Deposit Account Maintenance Services

State Street Cash Manager ™ - Cash Reporting and Funds Transfer Services

Partial Account Reconciliation Service

SCHEDULE C

3611-780-2 ED JONES TRADE EXTENSION – 2282

3611-782-8 ED JONES PASSPORT FD – 2282

3611-784-4 ED JONES PASS FUND RED – 2282

3611-786-9 ED JONES PASS REPLACE – 2282

3611-788-5 ED JONES PASS FD SUB – 2282

3611-790-1 ED JONES PASSPORT – VISA – 2282

9903-711-1 ED JONES TAX FREE/SETLEM – 2270

9903-712-9 ED JONES TAX FREE/CHECKW – 2270

9903-713-7 ED JONES TAX FREE/PURCHA – 2270

9903-714-5 ED JONES TAX FREE/REPLAC – 2270

9904-427-3 ED JONE/TRUST RED - 2270